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                                                                     EXHIBIT 4.3
                           [FORM OF DEBT SECURITIES]
                           [FORM OF FACE OF SECURITY]

                                K N ENERGY, INC.

                         [TITLE OF SERIES OF SECURITIES]

No._____                                                        $_______________

      [IF THE SECURITY IS TO BE A GLOBAL SECURITY, INSERT THE FOLLOWING -- UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS REGISTERED GLOBAL SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

            K N ENERGY, INC., a Kansas corporation (the "Company"), for value received, hereby promise to pay to ____________________________________ or registered assigns, the principal sum of _____________ at the office or agency of the Company referred to below, on ___________, and to pay interest, semi-annually on _________ and _________, of each year, on said principal sum at said office or agency, at the rate of ___% per annum, from the ___________ or _____________, as the case may be, next preceding the date of this Security to which interest has been paid, unless the date hereof is the date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid on the Securities, in which case from ___________, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after the ____ day of the calendar month preceding any __________ or ________, as the case may be, and prior to such ___________ or ___________, this Security shall bear interest from such ____________ or _____________, provided, however, that if and to the extent that the Company shall default in the payment of interest due on such ___________ or ___________, then this Security shall bear interest from the next preceding __________ or __________ to which interest has been paid, or, if no interest has been paid on the Securities, from ____________. The interest so payable on any _________ or __________ will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the ____ day of the calendar month preceding such __________ or ___________.

            Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            The Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.
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            IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf by the signature of its ________________ and by signature of its ________________.

Dated: _________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION          K N Energy, Inc.
This is one of the Securities of the series designated herein referred to in the within mentioned Indenture.

_________________________, as Trustee            By:____________________________
                                                    Name:

By:__________________________________
             Authorized Officer
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                       [FORM OF REVERSE SIDE OF SECURITY]

                                K N ENERGY, INC.

                         [TITLE OF SERIES OF SECURITIES]

            This Security is one of a duly authorized issue of Securities of the Company, designated as their _________________ (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) to the aggregate principal amount of $____________, all issued or to be issued under and pursuant to an Indenture, dated as of _______________ (herein called the "Indenture"), duly executed and delivered by the Company, and _______________________, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are issuable in registered form only, without coupons, in denominations of $_________ and integral multiples thereof. Terms used herein and not otherwise defined shall have the meanings given such terms in the Indenture.

            In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof and interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment of supplementation thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities at any time by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Securities. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the outstanding Securities, on behalf of the holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

            Subject to the terms of the Indenture, the Company may elect to defease and be discharged from any and all obligations with respect to the Securities, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

            [Discussion of provisions relating to redemption, if applicable.]

            [Discussion of provisions relating to subordination, if applicable.]

            [Discussion of provisions relating to the extension of interest payment periods, if applicable.]

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and interest on this Security at the place, at the respective times, at the rate and in the coin or currency prescribed herein.

            Upon the presentment for registration of transfer of this Security at the office or agency of the Company at _________________________, a new Security or Securities of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

            Prior to due presentment for registration of transfer of this Security, the Company, the Trustee or any Security registrar, co-registrar, paying agent or authenticating agent, may deem and treat the registered holder hereof as the absolute owner of this Security, for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and the Company or the Trustee or any Security registrar, co-registrar, paying agent or authenticating agent shall not be affected by any notice to the contrary.

            THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE SECURITIES WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.